AMC NETWORKS INC. REPORTS FIRST QUARTER 2022 RESULTS
New York, NY – May 5, 2022: AMC Networks Inc. (“AMC Networks” or the “Company”) (NASDAQ: AMCX) today reported financial results for the first quarter ended March 31, 2022.
Interim Chief Executive Officer Matt Blank said: "AMC Networks had solid first quarter performance, highlighted by 3% total company revenue growth and continued growth of our streaming portfolio to end the quarter with 9.5 million total subscribers. We continue to advance our differentiated strategy of offering streaming services that appeal to audiences with distinct affinities and passions, which is leading to strong consumer loyalty and low churn. 2022 is the biggest year of original programming in AMC Networks’ history and our content continues to break through, including the recent final season premiere of Better Call Saul, which drove record levels of subscriber acquisition for AMC+. With our content cost advantages, our ability to super serve audiences, and our clear path to profitability by virtue of our unique strategy, we are reaffirming our full year 2022 financial outlook and our target of achieving 20 million to 25 million streaming subscribers in 2025, as we continue to reconstitute our revenue mix and as we remain focused on profitability.”
First Quarter Financial Highlights:
•Net revenues increased 3% to $712 million as compared to the prior year, driven by growth in streaming and advertising revenues
•Operating income increased 3% to $175 million; Adjusted Operating Income(1) decreased 11% to $211 million as compared to the prior year quarter, due to increased content, marketing and technology investments to drive growth of our streaming and digital businesses
•Diluted EPS of $2.38; Adjusted EPS(1) of $2.54

Dollars in thousands, except per share amounts	Three Months Ended March 31,
	2022	2021	Change
Net Revenues	$712,157	$691,741	3.0%
Operating Income	$174,677	$169,708	2.9%
Adjusted Operating Income	$211,184	$237,979	(11.3)%

Diluted Earnings Per Share	$2.38	$2.02	17.8%
Adjusted Diluted Earnings Per Share	$2.54	$2.98	(14.8)%

Net cash (used in) provided by operating activities	$(23,555)	$107,563	(121.9)%
Free Cash Flow(1)	$(36,648)	$96,562	(138.0)%
(1) See page 4 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Operational Highlights:
•On track to achieve long-term subscriber goal of 20 million to 25 million streaming subscribers by 2025 with 9.5 million streaming subscribers as of March 31, 2022
•Reaffirming full year 2022 financial outlook of low-single digit total company revenue growth, Adjusted Operating Income approximately 10% lower than full year 2021 with increased content, marketing and technology investments, and Free Cash Flow of approximately $100 million
•Greenlit new AMC+ and AMC original series including The Walking Dead Universe's Isle of the Dead, starring Lauren Cohan and Jeffrey Dean Morgan, Straight Man, starring Bob Odenkirk, The Driver, starring Giancarlo Esposito, and Orphan Black: Echoes
•Anne Rice's Mayfair Witches has cast Alexandra Daddario, Harry Hamlin and Jack Huston as lead characters, in the second series from the Anne Rice universe of best selling novels the company acquired in 2020
•Reinvented IFC Films' Pay 1 window to offer exclusive movies on AMC+, every Friday, beginning May 6th
•Developing new FAST channels including AMC en Español, ALLBLK Gems, HIDIVE x ANIME, Shorts, Cortos, and OVERTIME
•Debuted the industry's first national linear addressable advertising campaign, with Amazon, across our full slate of original programming on AMC and WEtv
•Launched the AMC+ premium streaming bundle in India on Apple TV Channels
Segment Results
(dollars in thousands)

	Three Months Ended March 31,
	2022	2021	Change
Net Revenues:
Domestic Operations	$605,543	$573,969	5.5%
International and Other	109,851	121,167	(9.3)%
Inter-segment Eliminations	(3,237)	(3,395)	4.7%
Total Net Revenues	$712,157	$691,741	3.0%

Operating Income (Loss):
Domestic Operations	$198,522	$216,459	(8.3)%
International and Other	17,355	(3,162)	648.9%
Corporate / Inter-segment Eliminations	(41,200)	(43,589)	5.5%
Total Operating Income	$174,677	$169,708	2.9%

Adjusted Operating Income (Loss):
Domestic Operations	$219,219	$242,533	(9.6)%
International and Other	23,012	23,563	(2.3)%
Corporate / Inter-segment Eliminations	(31,047)	(28,117)	(10.4)%
Total Adjusted Operating Income	$211,184	$237,979	(11.3)%

Domestic Operations
First Quarter Results:
•Domestic Operations' revenues for the first quarter increased 6% to $606 million compared to the prior year
◦Distribution and Other revenues increased 8% to $405 million
▪Subscription revenues increased 8% due to increased streaming revenues driven by subscriber growth on our streaming services, partially offset by a low-single digit decrease in linear affiliate revenues from declines in the linear subscriber universe
▪Content licensing revenues increased 9% to $61 million, due to a higher number of original programs distributed as compared to the prior year
◦Advertising revenues increased 1% to $201 million due to higher pricing and digital growth, partially offset by lower linear ratings
•Operating Income decreased 8% to $199 million in the quarter
•Adjusted Operating Income decreased 10% to $219 million, reflecting revenue growth and increased programming and marketing investments to support the continued growth of streaming revenue

International and Other
First Quarter Results:
•International and Other revenues for the first quarter decreased 9% to $110 million compared to the prior year; excluding the impact of foreign currency translation, revenues decreased 7%
◦Distribution and Other revenues decreased 12% to $87 million, primarily due to the timing of productions at 25/7 Media as well as the unfavorable impact of foreign currency translation at AMCNI; excluding the impact of foreign currency translation, Distribution and Other revenues decreased 9%
◦Advertising revenues increased 4% to $22 million due to higher pricing, partially offset by the unfavorable impact of foreign currency translation at AMCNI; excluding the impact of foreign currency translation, advertising revenues increased 7%
•Operating Income increased $21 million to $17 million in the quarter, which in the prior year quarter included a $16 million charge related to the Levity LiveCo spin-off transaction
•Adjusted Operating Income decreased 2% to $23 million in the quarter reflecting decreased revenues, and the unfavorable impact of foreign currency translation, partially offset by continued expense management; excluding the impact of foreign currency translation, Adjusted Operating Income decreased 1%

Other Matters
Stock Repurchase Program & Outstanding Shares
As previously disclosed, the Company's Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Stock Repurchase Program has no pre-established closing date and may be suspended or discontinued at any time. During the quarter ended March 31, 2022, the Company did not repurchase any shares. As of March 31, 2022, the Company had $135 million of authorization remaining for repurchase under the Stock Repurchase Program.
As of April 29, 2022 the Company had 31,434,451 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.
Please see the Company’s Form 10-Q for the period ended March 31, 2022, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit, depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in the industry.

Internally, the Company uses net revenues and Adjusted Operating Income (Loss) measures as the most important indicators of its business performance, and evaluates management’s effectiveness with specific reference to these indicators. Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 7 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures and cash distributions to noncontrolling interests, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 8 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see page 9 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 10:30 a.m. ET to discuss its first quarter 2022 results. To listen to the call, visit http://www.amcnetworks.com or dial 833-714-3268, using the following conference ID: 4761098.

About AMC Networks Inc.

AMC Networks (Nasdaq: AMCX) is a global entertainment company known for its popular and critically-acclaimed content. Its brands include targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK, and the newest addition to its targeted streaming portfolio, the anime-focused HIDIVE streaming service, in addition to AMC, BBC AMERICA (operated through a joint venture with BBC Studios), IFC, SundanceTV, WE tv and IFC Films. AMC Studios, the Company’s in-house studio, production and distribution operation, is behind some of the biggest titles and brands known to a global audience, including The Walking Dead, the Anne Rice catalog and the Agatha Christie library. The Company also operates AMC Networks International, its international programming business, and 25/7 Media, its production services business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert (646) 740-5749	Georgia Juvelis (917) 542-6390
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues, net	$712,157	$691,741
Operating expenses:
Technical and operating (excluding depreciation and amortization)	284,237	280,572
Selling, general and administrative	230,653	191,535
Depreciation and amortization	22,590	25,246
Impairment and other charges	—	16,055
Restructuring and other related charges	—	8,625
Total operating expenses	537,480	522,033
Operating income	174,677	169,708
Other income (expense):
Interest expense	(30,797)	(34,742)
Interest income	2,460	2,342
Loss on extinguishment of debt	—	(22,074)
Miscellaneous, net	5,828	5,406
Total other expense	(22,509)	(49,068)
Income from operations before income taxes	152,168	120,640
Income tax expense	(41,634)	(25,915)
Net income including noncontrolling interests	110,534	94,725
Net income attributable to noncontrolling interests	(6,346)	(7,704)
Net income attributable to AMC Networks’ stockholders	$104,188	$87,021

Net income per share attributable to AMC Networks’ stockholders:
Basic	$2.44	$2.08
Diluted	$2.38	$2.02

Weighted average common shares:
Basic	42,780	41,930
Diluted	43,715	43,171

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31, 2022
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$198,522	$17,355	$(41,200)	$174,677
Share-based compensation expenses	3,673	754	3,702	8,129
Depreciation and amortization	12,136	4,903	5,551	22,590
Restructuring and other related charges	—	—	—	—
Impairment and other charges	—	—	—	—
Cloud computing amortization	7	—	900	907
Majority owned equity investees AOI	4,881	—	—	4,881
Adjusted operating income (loss)	$219,219	$23,012	$(31,047)	$211,184

	Three Months Ended March 31, 2021
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$216,459	$(3,162)	$(43,589)	$169,708
Share-based compensation expenses	5,639	1,231	6,576	13,446
Depreciation and amortization	13,373	4,949	6,924	25,246
Restructuring and other related charges	2,427	4,490	1,708	8,625
Impairment and other charges	—	16,055	—	16,055
Cloud computing amortization	—	—	264	264
Majority owned equity investees AOI	4,635	—	—	4,635
Adjusted operating income (loss)	$242,533	$23,563	$(28,117)	$237,979

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Capitalization	March 31, 2022
Cash and cash equivalents	$821,626

Credit facility debt (a)	$666,563
Senior notes (a)	2,200,000
Total debt	$2,866,563

Net debt	$2,044,937

Finance leases	26,320
Net debt and finance leases	$2,071,257

	Twelve Months Ended March 31, 2022
Operating Income (GAAP)	$494,891
Share-based compensation expense	42,608
Depreciation and amortization	91,225
Impairment and other charges	143,555
Restructuring and other related charges	1,753
Cloud computing amortization	3,049
Majority owned equity investees	12,194
Adjusted Operating Income (Non-GAAP)	$789,275

Leverage ratio (b)	2.6	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended March 31, 2022. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

Free Cash Flow	Three Months Ended March 31,
	2022	2021
Net cash (used in) provided by operating activities	$(23,555)	$107,563
Less: capital expenditures	(11,528)	(8,537)
Less: distributions to noncontrolling interests	(1,565)	(2,464)
Free cash flow	$(36,648)	$96,562

Adjusted Diluted Earnings Per Share
	Three Months Ended March 31, 2022
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$152,168	$(41,634)	$(6,346)	$104,188	$2.38
Adjustments:
Amortization of acquisition-related intangible assets	10,564	(2,087)	(1,680)	6,797	0.16
Impairment and other charges	—	—	—	—	—
Restructuring and other related charges	—	—	—	—	—
Loss on extinguishment of debt	—	—	—	—	—
Adjusted Results (Non-GAAP)	$162,732	$(43,721)	$(8,026)	$110,985	$2.54

	Three Months Ended March 31, 2021
	Income from operations before income taxes	Income tax expense	Net income attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$120,640	$(25,915)	$(7,704)	$87,021	$2.02
Adjustments:
Amortization of acquisition-related intangible assets	9,541	(1,496)	(3,027)	5,018	0.11
Impairment and other charges	16,055	(3,824)	—	12,231	0.28
Restructuring and other related charges	8,625	(986)	(29)	7,610	0.18
Loss on extinguishment of debt	22,074	(5,257)	—	16,817	0.39
Adjusted Results (Non-GAAP)	$176,935	$(37,478)	$(10,760)	$128,697	$2.98